EXHIBIT 10.1


                       MARTINA SARKAR CONSULTING AGREEMENT
                              CONSULTING AGREEMENT
This Agreement is made on March 15, 2002 between International Wireless, Inc. (the "Company") and Martina Sarkar (the "Consultant"), and is effective on March 15, 2002. The Consultant has extensive experience regarding operating a large business enterprise and in particular with doing business in the Federal Republic of Germany, and the Company seeks to benefit from the Consultant's expertise by retaining the Consultant as its Consultant in business dealings in the Federal Republic of Germany. The Consultant wishes to perform consulting services for the Company. Accordingly, the Company and the Consultant agree as follows:

1.   Services

     a. The consultant shall provide advice and consulting services to the Company with respect to matters related to doing business in the Federal Republic of Germany, including, but not limited to; introducing the company to fund mangers, financial analysts, technology and financial press representatives and potential customers. The Consultant shall be engaged by the Company as a consultant for the exchange of ideas only and under the terms of this Agreement, shall not directly conduct business for or on behalf of the Company.

     b.   Upon request by the Company and in return for compensation detailed in
          Article 2, the Consultant shall keep the Company informed about the availability of state contracts in regard to wireless technology as they may be available from time to time.

2.   Compensation

     As full consideration for the consulting services provided by the Consultant, the Company shall pay to the Consultant Two Hundred and Fifty Thousand ($250,000) US Dollars payable with options to purchase Three Hundred Twelve Thousand and Five Hundred (312,500) common shares of the company at $0.40 USD per share, which represents the difference between the current price as of March 15, 2002, of $1.20 USD, and the exercise price of $0.40 USD.

     It is fully understood by the parties herein that the Company has not registered said options as of this date, but that the Company plans to file a Form S-8 to register the Company Stock Option Agreement which will include these options, as soon as practical after its audit for the merger with Origin Investment Inc. is completed and filed with the Securities and Exchange Commission.

3.   Confidentiality

     a. Either party may disclose to the other party any information that the disclosing party would normally freely disclose to the other members of the wireless community at large, whether by publication, by presentation at seminars, or in informal industry discussions.

     b. The parties may wish, from time to time, in connection with work contemplated under this Agreement, to disclose confidential information to each other ("Confidential Information"). Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties for a period of one (1) year from receipt thereof. The recipient may acquire information that pertains to the discloser's processes, equipment, programs, developments, or plans that is both (i) disclosed or made known by the disclosure to the recipient and (ii) identified in writing as "proprietary" by the disclosure. The recipient agrees not to disclose any Confidential Information to third parties or to use any Confidential Information for any purpose other than performance of the services contemplated by this Agreement, without prior written consent of the Company.

     c. Confidential Information subject to paragraph 3(b) does not include information that (i) is or later becomes available to the public through no breach of this Agreement by the recipient; (ii) is obtained by the recipient from a third party who had the legal right to disclose the information to the recipient; (iii) is already in the possession of the recipient on the date this Agreement becomes effective; (iv) is independently developed by recipient; or (v) is required to be disclosed by law, government regulation, or court order.

4.   Return  of  Materials

     The Consultant agrees to promptly return, following the termination of this Agreement or upon earlier request by the Company, all drawings, tracings, and written materials in the Consultant's possession supplied by the Company in conjunction with the Consultant's consulting services under this Agreement.

5.   Term  and  Termination

     This Agreement shall be for a term of six months, renewable upon reasonable terms and conditions as may be agreed upon by the Company and the Consultant.

6.   Miscellaneous

     a. This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be.

     b. The relationship created by this Agreement shall be that of independent contractor, and the Consultant shall have no authority to bind or act as agent for the Company or its employees for any purpose.

     c. The Company will not use the Consultant's name in any commercial advertisement or similar material used to promote or sell products, unless the Company obtains in advance the written consent of the Consultant.

     d. Notice given by one party to the other hereunder shall be in writing and deemed to have been properly given if deposited with the United States Postal Service, registered or certified mail, addressed as follows:

                         International  Wireless,  Inc.
                         120  Presidential  Way
                         Woburn,  Massachusetts  01801

                         Martina  Sarkar
                         109  'C',  4th  Main  Road
                         NGEF  Layout
                         Sanjay  Nagar
                         Bangalore  560  094
                         India

     e. This Agreement replaces all previous agreements and the discussions relating to the subject matters hereof and constitutes the entire agreement between the Company and the Consultant with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer, or representative of the Company, or by any written documents unless it is signed by an officer of the Company and by the Consultant.

     f. If any term or provision of this Agreement is deemed invalid, contrary to, or prohibited under applicable laws or regulation of any jurisdiction, this Agreement (save only this sentence) shall be invalid.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.

By:  /s/ Stanley  A.  Young
     ------------------------------
     Stanley  A.  Young,  President
     International  Wireless,  Inc.


By:  /s/ Martina  Sarkar
     ------------------------------
     Martina  Sarkar,  Consultant